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FOR IMMEDIATE RELEASE                                    CONTACT: Chris Bubin
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                                                                  (919) 716-2716



                     First Citizens Completes Acquisition
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Reidsville, N.C. (OCTOBER 2, 1997) -- First Citizens BancShares announced today that it has completed the acquisition of First Savings Financial Corp. of Reidsville, N.C. First Savings Financial Corp. is the holding company for First Savings Bank of Rockingham County, N.C. First Savings Financial Corp. shareholders approved the transaction at a special meeting on September 26, 1997, and will receive $10.75 in cash for each of their share of First Savings Financial common stock.

Upon completion of the acquisition, First Savings Bank was merged into the operations of First Citizens Bank. At the close of business on September 26, First Citizens moved its Reidsville operations, formerly housed at 228 Gilmer Street, to its newly acquired office at 501 South Main Street.

With assets of nearly $8 billion, First Citizens Bank is a supercommunity bank operating more than 300 branches that serve nearly 200 cities and towns in North Carolina and Virginia. Its internet address is http://www.firstcitizens.com/.

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